Calculation of Filing Fee Tables
S-3
NEXTERA ENERGY CAPITAL HOLDINGS INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	NextEra Energy Capital Holdings, Inc. Series V Junior Subordinated Debentures due May 15, 2056	457(r)	1,442,625,000		$ 1,442,625,000.00	0.0001381	$ 199,226.51
Fees to be Paid	2	Other	NextEra Energy, Inc. Guarantee of Series V Junior Subordinated Debentures due May 15, 2056	Other				0.0001381	$ 0.00
Fees to be Paid	3	Debt	NextEra Energy Capital Holdings, Inc. Series W Junior Subordinated Debentures due May 15, 2056	457(r)	1,442,567,295		$ 1,442,567,295.00	0.0001381	$ 199,218.54
Fees to be Paid	4	Other	NextEra Energy, Inc. Guarantee of Series W Junior Subordinated Debentures due May 15, 2056	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,885,192,295.00		$ 398,445.05
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 398,445.05
Offering Note
[1]	These "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Registration Fee" table in Registration Statement Nos. 333-278184 and 333-278184-02. The total amount of the registration fee is calculated based on (i) the total maximum aggregate offering price of the Series V Junior Subordinated Debentures due May 15, 2056 (the "Series V Junior Subordinated Debentures") of euro 1,250,000,000; and (ii) the total maximum aggregate offering price of the Series W Junior Subordinated Debentures due May 15, 2056 (the "Series W Junior Subordinated Debentures" and together with the Series V Junior Subordinated Debentures, the "Junior Subordinated Debentures") of euro 1,249,950,000. The amount to be registered and the maximum aggregate offering price for the Junior Subordinated Debentures is based on the euro/U.S. dollar exchange rate of euro 1.00 = U.S. $1.1541 as of October 31, 2025, as published by the Board of Governors of the Federal Reserve System.

[2]	NextEra Energy, Inc. has agreed to unconditionally and irrevocably guarantee the payment of principal, interest and premium, if any, on each of the Junior Subordinated Debentures. The value attributable to the NextEra Energy, Inc. guarantees, if any, are reflected in the offering price of each such Junior Subordinated Debenture, as applicable. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee for the NextEra Energy, Inc. guarantees is payable.

[3]	See Offering Note 1.

[4]	See Offering Note 2.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $2,885,192,295.00. The prospectus is a final prospectus for the related offering.